Exhibit 99.1
July 22, 2020
Phoenix, Arizona

Knight-Swift Transportation Holdings Inc. Reports Second Quarter 2020 Revenue and Earnings
Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift" or "the Company"), North America's largest truckload transportation company, today reported second quarter 2020 net income attributable to Knight-Swift of $80.2 million and Adjusted Net Income Attributable to Knight-Swift of $96.5 million. We reported GAAP earnings per diluted share of $0.47 for the second quarter of 2020, compared to $0.46 for the second quarter of 2019. Our Adjusted EPS was $0.57 for the second quarter of 2020, compared to $0.58 for the second quarter of 2019.

Key Financial Highlights
Our operational discipline, agility, and cost-control culture enabled us to execute through the unprecedented challenges presented by the COVID-19 pandemic, which introduced a new source of volatility throughout the global markets during the first half of 2020. Our diversified customer base, networks, and unique brands positioned us to navigate a disrupted freight environment of unpredictable shipping volumes, shifts in pricing, and continued challenges in driver sourcing. Looking across our portfolio of brands and freight networks, some of our operating segments performed consistently throughout the quarter, while others experienced more volatility in results.
From a market perspective, freight demand in April was weak, but gradually strengthened throughout the quarter, and has remained strong thus far in July. We are encouraged by the continued strength in freight demand in July; however, demand may be difficult to predict for the back half of the year. We believe supply has and will continue to exit the market as evidenced by significantly lower class 8 truck orders, a weak used equipment market, and lower transportation employment levels.
Our Trucking segment improved its Adjusted Operating Ratio to 85.5% in the second quarter of 2020, as strong cost controls and lower fuel prices overcame a 6.5% decrease in average revenue per tractor and a $5.8 million (or $0.03 of earnings per diluted share, after taxes) decline in gain on sales of used equipment. Our Logistics segment produced an Adjusted Operating Ratio of 95.5% in the second quarter of 2020, primarily driven by a gross margin of 15.7% within our brokerage business. Consistent with port industry trends, load volumes within our Intermodal segment continued to be pressured and decreased by 23.9% in the second quarter of 2020, as compared to the same quarter last year, while margins worsened.
Knight-Swift Consolidated Results

	Quarter Ended June 30,
	2020	2019	Change
	(Dollars in thousands, except per share data)
Total revenue	$1,060,698	$1,242,083	(14.6%)
Revenue, excluding trucking fuel surcharge	$997,597	$1,122,754	(11.1%)
Operating income	$102,167	$108,593	(5.9%)
Adjusted Operating Income [1]	$123,960	$136,967	(9.5%)
Net income attributable to Knight-Swift	$80,189	$79,205	1.2%
Adjusted Net Income Attributable to Knight-Swift [1]	$96,498	$100,627	(4.1%)
Earnings per diluted share	$0.47	$0.46	2.2%
Adjusted EPS [1]	$0.57	$0.58	(1.7%)

1See GAAP to non-GAAP reconciliation in the schedules following this release.

Income Taxes — The effective tax rate was 25.0% for the second quarter of 2020, compared to 24.7% for the second quarter of 2019. We expect the full-year 2020 effective tax rate to be in the range of 25.5% to 27.0% before discrete items.
Dividend — The Company previously announced a quarterly cash dividend of $0.08 per share to stockholders of record on June 5, 2020, which was paid on June 26, 2020.
Other Income, net — During the second quarter of 2020, we recognized $8.5 million in income within "Other income, net" in the condensed consolidated statements of comprehensive income. This was primarily driven by gains recognized within our portfolio of investments.
COVID-19 Impact — During the second quarter of 2020, we incurred approximately $10.0 million (or $0.06 of Adjusted EPS) of expenses that were directly attributable to the pandemic and were incremental to those incurred prior to the outbreak. These primarily pertained to payroll premiums paid to our drivers and shop mechanics, as well as additional disinfectants and cleaning supplies, and various other pandemic-specific items. The costs are clearly separable from our normal business operations and are not expected to recur once the pandemic subsides.

Segment Financial Performance
Trucking Segment

	Quarter Ended June 30,
	2020	2019	Change
	(Dollars in thousands)
Revenue, excluding fuel surcharge and intersegment transactions	$816,033	$900,648	(9.4%)
Operating income	$107,788	$125,772	(14.3%)
Adjusted Operating Income ¹	$118,166	$128,303	(7.9%)
Operating ratio	87.7%	87.7%	— bps
Adjusted Operating Ratio ¹	85.5%	85.8%	(30 bps)

1See GAAP to non-GAAP reconciliation in the schedules following this release.
Our Trucking segment includes our irregular route, dedicated, refrigerated, expedited, flatbed, and cross-border operations across our brands. We improved the Adjusted Operating Ratio within this segment to 85.5% in the second quarter of 2020 from 85.8% in the second quarter of 2019, despite the $5.8 million reduction in gain on sales of revenue equipment. Average revenue per tractor decreased by 6.5%, driven by a 3.9% decrease in miles per tractor. Revenue per loaded mile, excluding fuel surcharge and intersegment transactions was flat sequentially, and decreased by 1.7% year-over-year. We expect rate per mile to inflect positively year-over-year in the third quarter. In the second quarter of 2020, the Knight trucking operating segment and the Swift truckload operating segment generated Adjusted Operating Ratios of 84.0% and 85.3%, respectively, as the two operating segments continued to approach parity, operating within 130 basis points of one another. We also continued to see improvement in our dedicated and refrigerated operating segments during the quarter.
Logistics Segment

	Quarter Ended June 30,
	2020	2019	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$67,066	$80,304	(16.5%)
Operating income	$3,038	$5,021	(39.5%)
Operating ratio	95.7%	93.9%	180 bps
Adjusted Operating Ratio ¹	95.5%	93.7%	180 bps

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1See GAAP to non-GAAP reconciliation in the schedules following this release.

Adjusted Operating Ratio in the Logistics segment (which primarily consists of our Knight and Swift brokerage services) increased to 95.5% in the second quarter of 2020 from 93.7% in the second quarter of 2019.
Brokerage-only — With recent tightening of capacity, brokerage gross margin decreased to 15.7% in the second quarter of 2020 from 16.2% in the second quarter of 2019. Margins were strong to begin the quarter and subsequently compressed, as the truckload market improved throughout the second quarter of 2020. A 10.1% decrease in brokerage load volumes and a 4.5% decrease in brokerage revenue per load resulted in a 14.2% decrease in brokerage revenue, excluding intersegment transactions. Our power-only service offering experienced 73.8% year-over-year growth in load volumes and represented 17.3% of our total brokerage load volumes in the second quarter of 2020.
Intermodal Segment

	Quarter Ended June 30,
	2020	2019	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$82,699	$117,727	(29.8%)
Operating (loss) income	$(4,475)	$4,192	(206.8%)
Adjusted Operating (Loss) Income ¹	$(4,410)	$4,192	(205.2%)
Operating ratio	105.4%	96.5%	890 bps
Adjusted Operating Ratio ¹	105.3%	96.4%	890 bps

1See GAAP to non-GAAP reconciliation in the schedules following this release.
During the second quarter of 2020, our Intermodal segment produced an Adjusted Operating Ratio of 105.3%, compared to 96.4% during the second quarter of 2019. Continued market pressures, including the impact of the COVID-19 pandemic on port volumes, contributed to a 29.8% decrease in revenue, excluding intersegment transactions, as load counts decreased 23.9% and revenue per load decreased 7.8%. We continue to develop our Intermodal network and cost structure and expect to see improved results in the back half of the year.
Non-reportable Segments

	Quarter Ended June 30,
	2020	2019	Change
	(Dollars in thousands)
Total revenue	$45,289	$29,597	53.0%
Operating loss	$(4,184)	$(26,392)	(84.1%)

The non-reportable segments include support services provided to our customers and independent contractors (including repair and maintenance shop services, equipment leasing, warranty services, and insurance), trailer parts manufacturing, certain warehousing activities, as well as certain corporate expenses (such as legal settlements and accruals and $10.3 million in quarterly amortization of intangibles related to the 2017 Merger). Operating results within the non-reportable segments improved in the second quarter of 2020, which included additional income earned from warehousing activities, as compared to the second quarter of 2019, when we incurred $15.5 million in costs associated with a jury verdict.

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Consolidated Liquidity, Capital Resources, and Earnings Guidance
Cash Flow Sources (Uses)

	Year-to-Date June 30,
	2020	2019	Change
	(In thousands)
Net cash provided by operating activities	$383,360	$362,812	$20,548
Net cash used in investing activities	(253,066)	(223,882)	(29,184)
Net cash used in financing activities	(173,771)	(162,022)	(11,749)
Net decrease in cash, restricted cash, and equivalents ¹	$(43,477)	$(23,092)	$(20,385)
Net capital expenditures	$(195,178)	$(219,904)	$24,726

1"Net decrease in cash, restricted cash, and equivalents" is derived from changes within "Cash and cash equivalents," "Cash and cash equivalents – restricted," and the long-term portion of restricted cash included in "Other long-term assets" in the condensed consolidated balance sheets.
Liquidity and Capitalization — As of June 30, 2020, we had a balance of $691.6 million of unrestricted cash and available liquidity and $5.8 billion of stockholders' equity. The face value of our debt, net of unrestricted cash ("Net Debt") was $734.2 million as of June 30, 2020, which is a $25.3 million decrease from December 31, 2019. Our cash provided by operating activities and change in Net Debt balances were negatively affected by a $93.4 million cash settlement paid during the first half of 2020, associated with pre-2017 Merger legal matters that were previously accrued and disclosed. Free cash flow 2 for the first half of the year, including the $93.4 million payment, was $188.2 million (computed as net cash provided by operating activities, less net capital expenditures). During the first half of the year, we generated $383.4 million in operating cash flows, reduced our operating lease liabilities by $48.2 million, and returned $27.7 million to our stockholders in the form of quarterly dividends. We also repurchased $34.6 million worth of our common stock at an average price of $30.41 per share (all within the first quarter of 2020). We continue to maintain our leverage ratio within our targeted range and remain committed to a strong capital structure, which we believe will position us for long-term success and enable us to pursue further opportunities for organic growth, growth through acquisitions, and other capital allocation opportunities. We do not foresee material liquidity constraints or any issues with our ongoing ability to meet our debt covenants.
Equipment and Capital Expenditures — Gain on sale of revenue equipment decreased to $1.7 million in the second quarter of 2020, compared to $7.5 million in the same quarter of 2019. The average age of our tractor fleet was 2.1 years in the second quarters of 2020 and 2019. Capital expenditures, net of disposal proceeds, were $195.2 million for the first half of 2020. We reduced our full-year 2020 net capital expenditures range to $500.0 – $525.0 million from the previously-disclosed range of $515.0 – $540.0 million, as we deferred certain facilities projects and revenue equipment purchases to the first half of 2021. Capital expenditures for the remainder of 2020 primarily include replacements of existing tractors and trailers, as well as investment in our terminal network and driver amenities.
Guidance — We expect the Adjusted EPS1 for full-year 2020 will range from $2.15 to $2.30. Our expected Adjusted EPS ranges are based on the current truckload market, recent trends, and the current beliefs, assumptions, and expectations of management (including those referenced in the second quarter 2020 earnings presentation posted on our website).
The factors described under "Forward-Looking Statements," among others, could cause actual results to materially vary from this guidance. Further, we cannot estimate on a forward-looking basis, the impact of certain income and expense items on our earnings per share, because these items, which could be significant, may be infrequent, are difficult to predict, and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our Adjusted EPS guidance.
________
1Our calculation of Adjusted EPS starts with GAAP diluted earnings per share and adds back the after-tax impact of intangible asset amortization (which is expected to be approximately $0.20 for full-year 2020), as well as noncash impairments and certain other unusual noncash items, if any.
2Free cash flow is a non-GAAP measure.

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Other Information

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North America. In addition to operating the country's largest tractor fleet, Knight-Swift also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Investor Relations Contact Information
David A. Jackson, President and Chief Executive Officer, or Adam W. Miller, Chief Financial Officer: (602) 606-6349

Forward-Looking Statements
This press release contains statements that may constitute forward-looking statements, which are based on information currently available, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," ''focus," "outlook," "will," "could," "should," "may," "continue," or similar expressions, which speak only as of the date the statement was made. Such statements are forward-looking statements and are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation: any projections of or guidance regarding earnings, earnings per share, revenues, cash flows, dividends, capital expenditures, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed acquisition plans, new services or developments; any statements regarding future economic, industry, or Company conditions or performance; and any statements of belief and any statement of assumptions underlying any of the foregoing.  In this press release, such statements include, but are not limited to, statements concerning:
•any projections of or guidance regarding earnings, earnings per share, Adjusted EPS, revenues, cash flows, dividends, capital expenditures, or other financial items,
•expectations regarding future supply or demand, truckload capacity, and the overall freight and economic environment,
•the impacts of the COVID-19 global pandemic,
•future dividends,
•intentions regarding refinancing the company's term loan, including the timing thereof,
•future effective tax rates,
•future performance of our reportable segments, including rate per mile within our Trucking segment, as well as cost structure and load volumes within our Intermodal segment,
•future capital structure, capital allocation, and growth strategies and opportunities, and
•future capital expenditures, including funding of capital expenditures.
Such forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions, and expectations of management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factors section of Knight-Swift's Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and various disclosures in our press releases, stockholder reports, and other filings with the SEC.

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Financial Statements

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Quarter Ended June 30,		Year-to-Date June 30,
	2020	2019	2020	2019
	(In thousands, except per share data)
Revenue:
Revenue, excluding trucking fuel surcharge	$997,597	$1,122,754	$2,024,692	$2,219,710
Trucking fuel surcharge	63,101	119,329	160,804	226,908
Total revenue	1,060,698	1,242,083	2,185,496	2,446,618
Operating expenses:
Salaries, wages, and benefits	365,311	380,354	720,144	744,209
Fuel	86,381	151,309	208,236	289,748
Operations and maintenance	66,067	82,443	134,471	162,203
Insurance and claims	45,302	48,796	99,582	98,932
Operating taxes and licenses	20,883	21,560	43,052	43,363
Communications	4,902	4,960	9,776	10,043
Depreciation and amortization of property and equipment	114,601	102,938	224,822	203,875
Amortization of intangibles	11,474	10,692	22,948	21,385
Rental expense	22,372	32,875	47,747	68,420
Purchased transportation	200,107	261,273	425,383	530,622
Impairments	353	2,182	1,255	2,182
Miscellaneous operating expenses	20,778	34,108	43,794	46,744
Total operating expenses	958,531	1,133,490	1,981,210	2,221,726
Operating income	102,167	108,593	204,286	224,892
Other income (expenses):
Interest income	437	977	1,269	1,993
Interest expense	(4,021)	(7,156)	(10,128)	(14,504)
Other income, net	8,499	3,101	1,992	9,240
Total other income (expenses), net	4,915	(3,078)	(6,867)	(3,271)
Income before income taxes	107,082	105,515	197,419	221,621
Income tax expense	26,815	26,076	51,369	53,999
Net income	80,267	79,439	146,050	167,622
Net income attributable to noncontrolling interest	(78)	(234)	(435)	(479)
Net income attributable to Knight-Swift	$80,189	$79,205	$145,615	$167,143

Earnings per share:
Basic	$0.47	$0.46	$0.86	$0.97
Diluted	$0.47	$0.46	$0.85	$0.97

Dividends declared per share:	$0.08	$0.06	$0.16	$0.12

Weighted average shares outstanding:
Basic	169,948	172,078	170,283	172,522
Diluted	170,624	172,724	170,958	173,162

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Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2020	December 31, 2019
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$117,760	$159,722
Cash and cash equivalents – restricted	39,583	41,331
Restricted investments, held-to-maturity, amortized cost	8,272	8,912
Trade receivables, net of allowance for doubtful accounts of $20,568 and $18,178, respectively	522,075	518,547
Contract balance – revenue in transit	14,679	12,696
Prepaid expenses	54,515	62,160
Assets held for sale	39,641	41,786
Income tax receivable	5,902	17,026
Other current assets	27,073	27,848
Total current assets	829,500	890,028
Property and equipment, net	2,894,570	2,850,720
Operating lease right-of-use assets	136,953	169,425
Goodwill	2,922,970	2,918,992
Intangible assets, net	1,412,192	1,379,459
Other long-term assets	82,843	73,108
Total assets	$8,279,028	$8,281,732

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$128,731	$99,194
Accrued payroll and purchased transportation	109,398	110,065
Accrued liabilities	95,863	175,222
Claims accruals – current portion	168,012	150,805
Finance lease liabilities and long-term debt – current portion ¹	403,738	377,651
Operating lease liabilities – current portion	65,741	80,101
Total current liabilities	971,483	993,038
Revolving line of credit	235,000	279,000
Finance lease liabilities – less current portion	48,179	57,383
Operating lease liabilities – less current portion	76,266	96,160
Accounts receivable securitization	164,840	204,762
Claims accruals – less current portion	186,317	196,912
Deferred tax liabilities	792,839	771,719
Other long-term liabilities	38,515	14,455
Total liabilities	2,513,439	2,613,429
Stockholders’ equity:
Common stock	1,701	1,707
Additional paid-in capital	4,287,293	4,269,043
Retained earnings	1,474,466	1,395,465
Total Knight-Swift stockholders' equity	5,763,460	5,666,215
Noncontrolling interest	2,129	2,088
Total stockholders’ equity	5,765,589	5,668,303
Total liabilities and stockholders’ equity	$8,279,028	$8,281,732
1 The Term Loan is due October 2, 2020. The Company intends to refinance prior to the due date.

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Segment Operating Statistics (Unaudited)

	Quarter Ended June 30,			Year-to-Date June 30, 2020
	2020	2019	Change	2020	2019	Change
Trucking
Average revenue per tractor ¹	$44,366	$47,440	(6.5%)	$88,839	$93,163	(4.6%)
Non-paid empty miles percentage	13.8%	12.9%	90 bps	13.3%	12.9%	40 bps
Average length of haul (miles)	420	429	(2.1%)	424	429	(1.2%)
Miles per tractor	22,741	23,656	(3.9%)	45,307	46,181	(1.9%)
Average tractors	18,393	18,985	(3.1%)	18,428	18,959	(2.8%)
Average trailers	57,269	58,263	(1.7%)	57,456	56,902	1.0%

Logistics
Revenue per load – Brokerage only ²	$1,408	$1,475	(4.5%)	$1,392	$1,452	(4.1%)
Gross margin – Brokerage only	15.7%	16.2%	(50 bps)	15.1%	17.0%	(190 bps)

Intermodal
Average revenue per load ²	$2,249	$2,438	(7.8%)	$2,283	$2,447	(6.7%)
Load count	36,769	48,290	(23.9%)	77,658	95,399	(18.6%)
Average tractors	571	651	(12.3%)	586	672	(12.8%)
Average containers	10,853	9,863	10.0%	10,355	9,864	5.0%

1Computed with revenue, excluding fuel surcharge and intersegment transactions
2Computed with revenue, excluding intersegment transactions

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Non-GAAP Financial Measures and Reconciliations
The terms "Adjusted Net Income Attributable to Knight-Swift," "Adjusted Operating Income," "Adjusted EPS," "Adjusted Operating Ratio," and "Free Cash Flow," as we define them, are not presented in accordance with GAAP. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted Net Income Attributable to Knight-Swift, Adjusted EPS, Adjusted Operating Income, and Adjusted Operating Ratio as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. Management and the board of directors use Free Cash Flow as a key measure of our liquidity, which is defined under "Liquidity and Capitalization" above. Free Cash Flow does not represent residual cash flow available for discretionary expenditures. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted Net Income Attributable to Knight-Swift, Adjusted Operating Income, Adjusted EPS, Adjusted Operating Ratio, and Free Cash Flow are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Non-GAAP Reconciliation (Unaudited):
Adjusted Operating Income and Adjusted Operating Ratio [1]

	Quarter Ended June 30,		Year-to-Date June 30,
	2020	2019	2020	2019
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,060,698	$1,242,083	$2,185,496	$2,446,618
Total operating expenses	(958,531)	(1,133,490)	(1,981,210)	(2,221,726)
Operating income	$102,167	$108,593	$204,286	$224,892
Operating ratio	90.4%	91.3%	90.7%	90.8%

Non-GAAP Presentation
Total revenue	$1,060,698	$1,242,083	$2,185,496	$2,446,618
Trucking fuel surcharge	(63,101)	(119,329)	(160,804)	(226,908)
Revenue, excluding trucking fuel surcharge	997,597	1,122,754	2,024,692	2,219,710

Total operating expenses	958,531	1,133,490	1,981,210	2,221,726
Adjusted for:
Trucking fuel surcharge	(63,101)	(119,329)	(160,804)	(226,908)
Amortization of intangibles [2]	(11,474)	(10,692)	(22,948)	(21,385)
Impairments [3]	(353)	(2,182)	(1,255)	(2,182)
Legal accruals [4]	—	(15,500)	—	(15,500)
COVID-19 incremental costs [5]	(9,966)	—	(12,259)	—
Adjusted Operating Expenses	873,637	985,787	1,783,944	1,955,751
Adjusted Operating Income	$123,960	$136,967	$240,748	$263,959
Adjusted Operating Ratio	87.6%	87.8%	88.1%	88.1%

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1  Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.
2 "Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger and other acquisitions.
3 "Impairments" reflects the non-cash impairment of certain tractors (within the Trucking segment) and certain legacy trailers (within the non-reportable segments) as a result of a softer used equipment market during the second quarter of 2020, as well as impairment charges of trailer tracking equipment (within the Trucking segment) during the first quarter of 2020. In the second quarter of 2019, we incurred a non-cash impairment of leasehold improvements (within the Trucking segment) which were incurred during the early termination of a lease related to one of our operating properties.
4 "Legal accruals" reflects costs incurred in the second quarter of 2019 associated with a jury verdict issued, which is included in "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income.
5 "COVID-19 incremental costs" reflects costs incurred during 2020 that were directly attributable to the pandemic and were incremental to those incurred prior to the outbreak. These include payroll premiums paid to our drivers and shop mechanics, additional disinfectants and cleaning supplies, and various other pandemic-specific items. The costs are clearly separable from our normal business operations and are not expected to recur once the pandemic subsides.

Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income Attributable to Knight-Swift and Adjusted EPS [1]

	Quarter Ended June 30,		Year-to-Date June 30,
	2020	2019	2020	2019
	(Dollars In thousands)
GAAP: Net income attributable to Knight-Swift	$80,189	$79,205	$145,615	$167,143
Adjusted for:
Income tax expense attributable to Knight-Swift	26,815	26,076	51,369	53,999
Income before income taxes attributable to Knight-Swift	107,004	105,281	196,984	221,142
Amortization of intangibles [2]	11,474	10,692	22,948	21,385
Impairments [3]	353	2,182	1,255	2,182
Legal accruals [4]	—	15,500	—	15,500
COVID-19 incremental costs [5]	9,966	—	12,259	—
Adjusted income before income taxes	128,797	133,655	233,446	260,209
Provision for income tax expense at effective rate	(32,299)	(33,028)	(60,743)	(63,401)
Non-GAAP: Adjusted Net Income Attributable to Knight-Swift	$96,498	$100,627	$172,703	$196,808

Note: Because the numbers reflected in the table below are calculated on a per share basis, they may not foot due to rounding.

	Quarter Ended June 30,		Year-to-Date June 30,
	2020	2019	2020	2019
GAAP: Earnings per diluted share	$0.47	$0.46	$0.85	$0.97
Adjusted for:
Income tax expense attributable to Knight-Swift	0.16	0.15	0.30	0.31
Income before income taxes attributable to Knight-Swift	0.63	0.61	1.15	1.28
Amortization of intangibles [2]	0.07	0.06	0.13	0.12
Impairments [3]	—	0.01	0.01	0.01
Legal accruals [4]	—	0.09	—	0.09
COVID-19 incremental costs [5]	0.06	—	0.07	—
Adjusted income before income taxes	0.75	0.77	1.37	1.50
Provision for income tax expense at effective rate	(0.19)	(0.19)	(0.36)	(0.37)
Non-GAAP: Adjusted EPS	$0.57	$0.58	$1.01	$1.14

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1Pursuant to the requirements of Regulation G, these tables reconcile consolidated GAAP net income attributable to Knight-Swift to non-GAAP consolidated Adjusted Net Income Attributable to Knight-Swift and consolidated GAAP diluted earnings per share to non-GAAP consolidated Adjusted EPS.
2Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 2.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 3.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 4.
5Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 5.

Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio [1]

	Quarter Ended June 30,		Year-to-Date June 30,
Trucking Segment	2020	2019	2020	2019
GAAP Presentation	(Dollars in thousands)
Total revenue	$879,369	$1,020,027	$1,798,430	$1,993,272
Total operating expenses	(771,581)	(894,255)	(1,583,308)	(1,752,325)
Operating income	$107,788	$125,772	$215,122	$240,947
Operating ratio	87.7%	87.7%	88.0%	87.9%
Non-GAAP Presentation
Total revenue	$879,369	$1,020,027	$1,798,430	$1,993,272
Fuel surcharge	(63,101)	(119,329)	(160,804)	(226,908)
Intersegment transactions	(235)	(50)	(509)	(86)
Revenue, excluding fuel surcharge and intersegment transactions	816,033	900,648	1,637,117	1,766,278

Total operating expenses	771,581	894,255	1,583,308	1,752,325
Adjusted for:
Fuel surcharge	(63,101)	(119,329)	(160,804)	(226,908)
Intersegment transactions	(235)	(50)	(509)	(86)
Amortization of intangibles [2]	(324)	(349)	(648)	(698)
Impairments [3]	(153)	(2,182)	(1,055)	(2,182)
COVID-19 incremental costs [4]	(9,901)	—	(12,146)	—
Adjusted Operating Expenses	697,867	772,345	1,408,146	1,522,451
Adjusted Operating Income	$118,166	$128,303	$228,971	$243,827
Adjusted Operating Ratio	85.5%	85.8%	86.0%	86.2%

1  Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in historical Knight acquisitions.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 3.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 5.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio — Continued [1]

	Quarter Ended June 30,		Year-to-Date June 30,
Logistics Segment	2020	2019	2020	2019
GAAP Presentation	(Dollars in thousands)
Total revenue	$70,104	$82,929	$149,302	$171,881
Total operating expenses	(67,066)	(77,908)	(142,545)	(159,577)
Operating income	$3,038	$5,021	$6,757	$12,304
Operating ratio	95.7%	93.9%	95.5%	92.8%
Non-GAAP Presentation
Total revenue	$70,104	$82,929	$149,302	$171,881
Intersegment transactions	(3,038)	(2,625)	(5,479)	(4,386)
Revenue, excluding intersegment transactions	67,066	80,304	143,823	167,495

Total operating expenses	67,066	77,908	142,545	159,577
Adjusted for:
Intersegment transactions	(3,038)	(2,625)	(5,479)	(4,386)
Adjusted Operating Expenses	64,028	75,283	137,066	155,191
Adjusted Operating Income	$3,038	$5,021	$6,757	$12,304
Adjusted Operating Ratio	95.5%	93.7%	95.3%	92.7%

	Quarter Ended June 30,		Year-to-Date June 30,
Intermodal Segment	2020	2019	2020	2019
GAAP Presentation	(Dollars in thousands)
Total revenue	$82,820	$118,195	$177,551	$234,562
Total operating expenses	(87,295)	(114,003)	(184,763)	(228,009)
Operating (loss) income	$(4,475)	$4,192	$(7,212)	$6,553
Operating ratio	105.4%	96.5%	104.1%	97.2%
Non-GAAP Presentation
Total revenue	$82,820	$118,195	$177,551	$234,562
Intersegment transactions	(121)	(468)	(230)	(1,158)
Revenue, excluding intersegment transactions	82,699	117,727	177,321	233,404

Total operating expenses	87,295	114,003	184,763	228,009
Adjusted for:
Intersegment transactions	(121)	(468)	(230)	(1,158)
COVID-19 incremental costs [2]	(65)	—	(113)	—
Adjusted Operating Expenses	87,109	113,535	184,420	226,851
Adjusted Operating (Loss) Income	$(4,410)	$4,192	$(7,099)	$6,553
Adjusted Operating Ratio	105.3%	96.4%	104.0%	97.2%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 5.

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